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EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in Registration Statement No. 33-18278 of Mandalay Resort Group on Form S-8 of our report dated June 26, 2002 appearing in this Annual Report on Form 11-K/A of the Mandalay Resort Group Employees' Profit Sharing and Investment Plan for the year ended December 31, 2001.

DELOITTE & TOUCHE LLP

Las Vegas, Nevada
June 26, 2002

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INDEPENDENT AUDITORS' CONSENT